                                  SCHEDULE 14A

                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

FILED BY THE REGISTRANT [X]
FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                             SKILLSOFT CORPORATION
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to
    Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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[ ] Fee paid previously with preliminary materials:

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[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

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(2) Form, Schedule or Registration Statement No.:

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(3) Filing Party:

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(4) Date Filed:

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

                             SKILLSOFT CORPORATION
                            20 INDUSTRIAL PARK DRIVE
                          NASHUA, NEW HAMPSHIRE 03062

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 14, 2001

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of SkillSoft Corporation, a Delaware corporation, will be held as follows:

    DATE:   Thursday, June 14, 2001
    TIME:   10:00 a.m. local time
    PLACE:  Hale and Dorr LLP
            60 State Street
            Boston, MA 02109

     The meeting will be held to consider and vote upon the following matters:

     1. To elect two Class II directors to serve until the 2003 Annual Meeting of Stockholders;

     2. To approve the Company's 2001 Stock Incentive Plan;

     3. To approve the Company's 2001 Employee Stock Purchase Plan;

     4. To ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for the current fiscal year; and

     5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on Monday, April 23, 2001 as the date for the determination of the stockholders of record entitled to notice of, and to vote at, the meeting and at any adjournments thereof.

                                          By order of the Board of Directors,

                                          Thomas J. McDonald, Secretary

May 4, 2001

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AND MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                             SKILLSOFT CORPORATION

                                PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 14, 2001

GENERAL

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of SkillSoft Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on Thursday, June 14, 2001 at 10:00 a.m. local time at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 and at any adjournment of that meeting.

     All proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified on a proxy, it will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery to the Secretary of the Company of a written revocation or a subsequently dated proxy or by voting in person at the meeting. Attendance at the meeting will not itself have the effect of revoking a proxy unless the stockholder gives affirmative notice at the meeting that the stockholder intends to revoke the proxy and vote in person.

     A copy of the Company's Annual Report to Stockholders for the year ended January 31, 2001, which contains financial statements and other information of interest to stockholders, accompanies the Notice of Meeting and this Proxy Statement and is being mailed to stockholders on or about May 7, 2001.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 31, 2001 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCEPT FOR EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST TO THE CHIEF FINANCIAL OFFICER OF THE COMPANY AT 20 INDUSTRIAL PARK DRIVE, NASHUA, NEW HAMPSHIRE 03062.

VOTES REQUIRED

     On April 23, 2001, the date for the determination of stockholders of record entitled to vote at the meeting, there were an aggregate of 13,401,706 shares of common stock outstanding and entitled to vote, constituting all of the outstanding voting stock of the Company. Each share of common stock entitles the record holder to one vote on each of the matters to be voted upon at the meeting.

     The holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the meeting constitutes a quorum for the transaction of business at the meeting. Holders of shares of common stock present in person or represented by proxy (including holders of shares who abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the meeting.

     The affirmative vote of the holders of shares representing a plurality of the votes cast on the matter is required for the election of directors. The affirmative vote of the holders of shares representing a majority of the votes cast on the matter is required for the approval of the Company's 2001 Stock Incentive Plan and 2001 Employee Stock Purchase Plan and the ratification of the selection of independent public accountants.

     Shares held by stockholders who abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter and will also not be counted as votes cast on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on the election of the directors, on the approval of the Company's 2001 Stock Incentive Plan and 2001 Employee Stock Purchase Plan or on the ratification of the selection of independent public accountants.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes, with members of each class holding office for staggered three-year terms. There are currently two Class I directors, whose terms expire at the 2003 Annual Meeting of Stockholders; two Class II directors, whose terms expire at this Annual Meeting of Stockholders; and one Class III director, whose term expires at the 2002 Annual Meeting of Stockholders (in all cases subject to the election and qualification of their successors and to their earlier death, resignation or removal).

     The persons named in the enclosed proxy will vote to elect C. Samantha Chen and William T. Coleman III as Class II directors, unless authority to vote for the election of the nominees is withheld by marking the proxy to that effect. Ms. Chen and Mr. Coleman are currently Class II directors of the Company. Ms. Chen and Mr. Coleman have indicated their willingness to serve, if elected, but should either of them be unable or unwilling to stand for election, proxies may be voted for a substitute nominee designated by the Board of Directors. Proxies may not be voted for a greater number of persons than the number of nominees named herein.

     Set forth below are the names and certain information with respect to each director of the Company, including the nominees for Class II directors.

 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE
                                   NOMINEES.

CLASS I DIRECTORS (holding office for a term expiring at the 2003 Annual
Meeting)

     Charles E. Moran, age 46, is a founder of the Company and has served as its Chairman of the Board, President and Chief Executive Officer since January 1998. Before founding the Company, Mr. Moran served as President and Chief Executive Officer of National Education Training Group, Inc., a computer-based information technology training company, from May 1995 until November 1997. From July 1994 to May 1995, Mr. Moran was an independent consultant. From October 1993 until July 1994, Mr. Moran served as Chief Financial Officer and Chief Operating Officer of Softdesk, Inc., a developer of computer-assisted design and drafting software.

     Stewart K.P. Gross, age 41, has served as director of the Company since January 1998. Mr. Gross is a Managing Director of E.M. Warburg, Pincus & Co., LLC, where he has been employed since July 1987. Mr. Gross is a director of BEA Systems, Inc., Alysis Technologies, Inc. and several privately held companies.

CLASS II DIRECTORS (holding office for a term expiring at this Annual Meeting)

     C. Samantha Chen, age 31, has served as director of the Company since June 1999. Ms. Chen has been a Vice President at E.M. Warburg, Pincus & Co., LLC since January 2000, and was an associate from September 1997 to January 2000. From April 1992 to June 1995, Ms. Chen served as an analyst at Bessemer Venture Partners. From September 1995 to June 1997, Ms. Chen attended the Stanford Graduate School of Business where she obtained her MBA.

     William T. Coleman III, age 53, has served as director of the Company since August 1999. Since January 1995, Mr. Coleman has served as Chairman of the Board and Chief Executive Officer of BEA Systems Inc., a provider of software solutions for enterprise electronic commerce applications. From December 1985 to January 1995, Mr. Coleman served as Vice President and General Manager and Vice President of Software at Sun Microsystems. Mr. Coleman is also a director of Portal Software, Inc.

CLASS III DIRECTOR (holding office for a term expiring at the 2002 Annual
Meeting)

     James Adkisson, age 53, has served as director of the Company since January 1998. Since 1992, Mr. Adkisson has been a Partner at Growth Resources International, an investment advisory services company.

     For information relating to shares of common stock owned by each of the directors, see "Security Ownership of Certain Beneficial Owners and Management" below.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors met four times during the fiscal year ended January 31, 2001. Each director attended at least 75% of the aggregate number of Board and committee meetings held during the fiscal year ended January 31, 2001 that he or she was eligible to attend as a director and committee member.

     The Board of Directors has a standing Audit Committee and Compensation Committee. The Audit Committee of the Board of Directors is responsible for reviewing the results and scope of audits and other services provided by the Company's independent public accountants and reviewing the Company's system of internal accounting and financial controls. The Audit Committee has adopted a written charter. The Audit Committee met four times during fiscal year ended January 31, 2001.

     The Compensation Committee of the Board of Directors is responsible for reviewing and evaluating the salaries and incentive compensation of management and key employees of the Company and making recommendations concerning these matters to the Board of Directors. The Compensation Committee did not meet during fiscal year ended January 31, 2001 as its functions were discharged by the full Board of Directors. The current members of the Compensation Committee are Ms. Chen and Mr. Gross.

     The Company does not have a nominating committee or a committee performing similar functions.

DIRECTORS' COMPENSATION

     Directors who are not employees of the Company, who currently consist of Ms. Chen and Messrs. Adkisson, Coleman and Gross, are reimbursed for reasonable out-of-pocket expenses incurred in attending Board and committee meetings. No director receives cash compensation for services rendered as a director. In addition, on initial election to the Board, new non-employee directors will receive an option to purchase 40,000 shares of common stock under the Company's 1999 Non-Employee Director Stock Option Plan (the "Director Plan"). The exercise price for options granted under the Director Plan will be equal to the fair market value of the common stock on the date of grant. The options granted will become exercisable in four equal annual installments on each anniversary of the date of grant, provided that the optionee remains a director, and will become exercisable in full upon a change in control of the Company. Each option will expire on the earlier of ten years from the date of grant or on the first anniversary of the date on which the optionee ceases to be a director of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of February 28, 2001 with respect to the beneficial ownership of shares of common stock by each person known to the Company to own beneficially more than 5% of the outstanding shares of common stock; the directors and director nominees; each of the executive officers; and the directors and executive officers as a group.

     The number of shares beneficially owned by each 5% stockholder, director or executive officer is determined under rules of the Securities and Exchange Commission (the "SEC"). Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also includes any shares which the individual or entity has the right to acquire on or before April 29, 2001 through the exercise of stock options, and any reference in the footnotes to this table to shares subject to stock options refers only to stock options that are so exercisable. For purposes of computing the percentage of outstanding shares of common stock held by each person or entity, any shares which that person or entity has the right to acquire on or before April 29, 2001, are deemed to be outstanding but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, each person or entity has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

                                                                      AMOUNT AND NATURE
                                                                   OF BENEFICIAL OWNERSHIP
                                                              ---------------------------------
NAME AND ADDRESS                                              NUMBER OF SHARES    PERCENTAGE OF
OF BENEFICIAL OWNER                                           OF COMMON STOCK     COMMON STOCK
-------------------                                           ----------------    -------------
Warburg, Pincus Ventures, L.P.(1)...........................     6,209,524            46.7%
Stewart K.P. Gross(2).......................................     6,209,524            46.7
Charles E. Moran(3).........................................     1,298,365             9.8
Jerald A. Nine, Jr..........................................       450,000             3.4
Mark A. Townsend(4).........................................       433,333             3.3
Thomas J. McDonald..........................................       266,666             2.0
James Adkisson..............................................       147,830             1.1
William T. Coleman III(5)...................................        61,164               *
C. Samantha Chen(6).........................................            --              --
All directors and executive officers as a group (8
  persons)(7)...............................................     8,866,882            66.2

---------------
* Less than 1%

(1) The address for Warburg, Pincus Ventures, L.P. is 466 Lexington Avenue, 10th Floor, New York, New York 10017-3147.

(2) Consists of shares beneficially owned by Warburg, Pincus Ventures, L.P. Warburg, Pincus & Co. is the sole general partner of Warburg, Pincus Ventures, L.P. Warburg, Pincus Ventures, L.P. is managed by E.M. Warburg, Pincus & Co., LLC. Lionel I. Pincus is the managing partner of Warburg Pincus & Co. and the managing member of E.M. Warburg, Pincus & Co., LLC, and may be deemed to control both entities. Mr. Gross, a director of the Company, is a managing director and member of E.M. Warburg, Pincus & Co., LLC and a general partner of Warburg Pincus & Co. Mr. Gross disclaims beneficial ownership of these shares. Mr. Gross' address is c/o Warburg, Pincus Ventures L.P., 466 Lexington Avenue, 10th Floor, New York, New York 10017-3147.

(3) Consists of 680,533 shares beneficially owned by Mr. Moran and a total of 617,832 shares of common stock beneficially owned by Mr. Moran's wife, as trustee of various trusts for the benefit of Mr. Moran's children. Mr. Moran disclaims beneficial ownership of the shares held in trust. Excluding these shares, Mr. Moran beneficially owns a total of 680,533 shares of common stock, or 5.1% of the outstanding common stock.

(4) Includes 25,000 shares beneficially owned by Mr. Townsend's wife as trustee of The MCM Trust ("Trust"). Mr. Townsend disclaims beneficial ownership of the shares held in the Trust. Excluding these shares, Mr. Townsend owns a total of 408,333 shares of common stock, or 3.1% of the outstanding common stock.

(5) Consists of shares beneficially owned by the Coleman Family Trust, of which Mr. Coleman is trustee.

(6) Excludes shares beneficially owned by Warburg, Pincus Ventures, L.P. Ms. Chen is a vice president of E.M. Warburg, Pincus & Co., LLC, the manager of Warburg, Pincus Ventures, L.P.

(7) See Notes 2-6.

EXECUTIVE COMPENSATION

     The following table sets forth the total compensation for the fiscal years ended January 31, 1999, 2000 and 2001 for each of the Company's executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG TERM
                                                           ANNUAL            COMPENSATION(2)
                                       FISCAL         COMPENSATION(1)            AWARDS
                                        YEAR        --------------------     ---------------
                                        ENDED                                  RESTRICTED          ALL OTHER
NAME AND PRINCIPAL POSITION          JANUARY 31,     SALARY      BONUS       STOCK AWARDS(3)    COMPENSATION(4)
---------------------------          -----------    --------    --------     ---------------    ---------------
Charles E. Moran...................     2001        $231,731    $     --       $       --           $   --
  Chairman of the Board,                2000        $250,000    $600,000(5)    $1,373,700           $6,736
  President and Chief Executive         1999        $250,000    $     --       $       --           $   --
  Officer

Thomas J. McDonald.................     2001        $135,000    $     --       $       --           $6,815
  Chief Financial Officer, Vice         2000        $135,000    $     --       $  915,791           $2,599
  President, Operations and             1999        $135,000    $100,000       $2,747,400           $   --
  Treasurer

Jerald A. Nine.....................     2001        $145,000    $     --       $       --           $3,834
  Vice President, Worldwide Sales       2000        $145,000    $     --       $  457,895           $5,577
  and Marketing                         1999(6)     $117,115    $     --       $6,410,605           $   --

Mark A. Townsend...................     2001        $145,000    $200,000       $       --           $7,877
  Vice President, Product               2000        $145,000    $     --       $  457,895           $5,577
  Development                           1999        $145,000    $     --       $5,494,800           $   --

---------------
(1) Other compensation in the form of perquisites and other personal benefits has been omitted, in accordance with the rules of the SEC, as the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for each executive officer in each fiscal year covered.

(2) The Company did not make any stock option grants, grant any stock appreciation rights or make any long-term incentive plan payouts during any fiscal year covered.

(3) Long term compensation consisted of restricted stock granted under the Company's 1998 Stock Incentive Plan which vests in 36 equal monthly installments commencing the month following the date of grant. Amounts shown above represent the value of the restricted stock award, based on the initial public offering price ($14.00) less the purchase price paid. The number of shares of restricted stock granted to each of Messrs. Moran, McDonald, Townsend and Nine in the fiscal year ended January 31, 1999 was 0; 200,000; 400,000 and 466,667, respectively. The number of shares of restricted stock granted to each of Messrs. Moran, McDonald, Townsend and Nine in the fiscal year ended January 31, 2000 was: 100,000; 66,666; 33,333 and 33,333, respectively. No shares of restricted stock were granted to the executive officers in the fiscal year ended January 31, 2001. The number of shares of restricted stock held by each of the executive officers as of January 31, 2001 and their value as of January 31, 2001, based on the closing price of the common stock on January 31, 2001 ($14.875), was as follows: Mr. Moran: 100,000 shares, $1,461,200; Mr. McDonald: 266,666 shares, $3,966,657; Mr. Townsend: 433,333 shares, $6,445,828; and

    Mr. Nine: 450,000 shares, $6,693,750. The holders of those shares of restricted stock will be entitled to receive any dividends paid by the Company on its common stock.

(4) Consists of amounts paid as accrued vacation time.

(5) This amount represents a signing bonus of $600,000 paid pursuant to Mr. Moran's employment agreement. See "Employment Agreements."

(6) Mr. Nine joined the Company in April 1998 and thus received compensation for only part of the fiscal year.

OPTION GRANTS DURING FISCAL YEAR

     The Company did not grant any options or stock appreciation rights during the fiscal year ended January 31, 2001 to any of its executive officers.

OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     None of the executive officers of the Company exercised any options to purchase stock of the Company during the fiscal year ended January 31, 2001 or held any such options as of January 31, 2001.

EMPLOYMENT AGREEMENTS

     The Company is a party to an employment agreement with Mr. Moran entered into in December 1997. Under the terms of this employment agreement, Mr. Moran is entitled to receive an annual base salary of $250,000, which may be increased in accordance with the Company's regular salary review practices. Mr. Moran was also entitled to be paid a signing bonus of $600,000 upon the earliest of:

     - the end of the second consecutive quarter that the Company achieves quarterly revenue in excess of $1,000,000,

     - the fourth anniversary of the date of the employment agreement or

     - a sale of the Company following which the Company's stockholders own less than 50% of the equity securities of the surviving company.

     Mr. Moran was paid this bonus following the quarter ended January 31, 2000 based on the Company achieving revenue in excess of $1,000,000 in two consecutive quarters.

     Mr. Moran is also entitled to participate in any bonus plan that the Company may establish for its senior executives. Either the Company or Mr. Moran may terminate the employment agreement at will for any reason, upon three months' prior notice in the case of termination by the Company, or upon two months' prior notice in the case of termination by Mr. Moran. If the Company terminates Mr. Moran's employment without cause, or if Mr. Moran terminates his employment for good reason (as defined in the employment agreement), then the Company will be required to pay Mr. Moran his base salary and benefits for a period of twelve months following termination. In addition, in the event of such a termination, Mr. Moran's stock options will continue to vest and be exercisable if he performs consulting services for the Company of up to ten hours per month during the twelve months following termination.

     The Company is a party to an employment agreement with Mr. McDonald, dated February 2, 1998. Under the terms of the employment agreement, Mr. McDonald is entitled to receive an annual base salary of $135,000, which may be increased in accordance with the Company's regular salary review practices. In addition, the Company agreed to sell Mr. McDonald 200,000 shares of its restricted common stock, which vest in 36 equal monthly installments. Mr. McDonald is entitled to participate in any bonus plan that the Company may establish for its senior executives. Either the Company or Mr. McDonald may terminate the employment agreement at will for any reason, upon three months' prior notice in the case of termination by the Company, or upon two months' prior notice in the case of termination by Mr. McDonald. If the Company terminates Mr. McDonald's employment without cause, or if Mr. McDonald terminates his employment for good reason (as defined in the employment agreement), then the Company will be required to pay Mr. McDonald his base salary and benefits for a period of six months following termination. In addition, in the event of such a termination, Mr. McDonald's stock options will continue to vest and be exercisable if he performs consulting services for the Company of up to ten hours per week during the six months following termination.

     The Company is also a party to employment agreements with each of Messrs. Townsend and Nine, dated January 12, 1998 and April 9, 1998, respectively. Under these employment agreements, Messrs. Nine and Townsend are each entitled to receive a base salary of $145,000, which may be increased in accordance with the Company's regular salary review practices. In addition, the Company agreed to sell Messrs. Townsend and Nine 400,000 and 466,666 shares, respectively, of its restricted common stock, which vest in 36 equal monthly installments. Messrs. Townsend and Nine are also entitled to participate in any bonus plans that the Company may establish for its senior executives. These employment agreements provide for the same termination provisions and severance benefits as Mr. McDonald.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In connection with certain purchases of common stock and restricted common stock of the Company at a purchase price of $.2625 per share, the following executive officers of the Company paid one-half of the purchase price in cash and one-half with a promissory note. Each such promissory note is secured by a pledge of half of the total number of shares of common stock purchased.

     - Mr. Moran, a director and the President and Chief Executive Officer of the Company, delivered two promissory notes in the aggregate principal amount of $179,375 as follows: On December 10, 1997, Mr. Moran delivered a promissory note in the original principal amount of $166,250 for the purchase of 1,266,666 shares of common stock. This promissory note bears interest at a rate of 6.2% per year and is due and payable on the earlier of December 10, 2002 or the date on which Mr. Moran ceases to be an employee of the Company. On March 31, 1999, Mr. Moran delivered a promissory note in the principal amount of $13,125 for the purchase of 100,000 shares of restricted common stock. This promissory note bears interest at a rate of 4.83% per year and is due and payable on the earlier of March 31, 2004 or the date on which Mr. Moran ceases to be an employee of the Company. As of April 2, 2001, the aggregate indebtedness outstanding to the Company under these two notes was $214,788.

     - Mr. Nine, Vice President, Worldwide Sales and Marketing of the Company, delivered two promissory notes in the aggregate principal amount of $65,625 as follows: On June 19, 1998, Mr. Nine delivered a promissory note in the principal amount of $61,250 for the purchase of 466,666 shares of restricted common stock. This promissory note bears interest at a rate of 5.77% per year and is due and payable on the earlier of June 19, 2003 or the date on which Mr. Nine ceases to be an employee of the Company. On March 13, 1999, Mr. Nine delivered a promissory note in the principal amount of $4,375 for the purchase of 33,333 shares of restricted common stock. This promissory note bears interest at a rate of 4.83% per year and is due and payable on the earlier of March 13, 2004 or the date on which Mr. Nine ceases to be an employee of the Company. As of April 2, 2001, the aggregate indebtedness to the Company under these two notes was $75,626.

     - Mr. Townsend, Vice President, Product Development of the Company, delivered two promissory notes in the aggregate principal amount of $56,875 as follows: On June 26, 1998, Mr. Townsend delivered a promissory note in the principal amount of $52,500 for the purchase of 400,000 shares of restricted common stock. This promissory note bears interest at a rate of 5.77% per year and is due and payable on the earlier of June 26, 2003 or the date on which Mr. Townsend ceases to be an employee of the Company. On March 31, 1999, Mr. Townsend delivered a promissory note in the principal amount of $4,375 for the purchase of 33,333 shares of restricted common stock. This promissory note bears interest at a rate of 4.83% per year and is due and payable on the earlier of March 31, 2004 or the date on which Mr. Townsend ceases to be an employee of the Company. As of April 2, 2001, the aggregate indebtedness to the Company under these two notes was $65,690.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Prior to the establishment of the Compensation Committee in September 1999, compensation decisions were made by the Board of Directors, including Mr. Moran, an executive officer of the Company. Since its establishment, the Compensation Committee has been responsible for executive compensation decisions. The Compensation Committees' members during the fiscal year ended January 31, 2001 were Ms. Chen and Mr. Gross. No executive officer of the Company has served as a director or member of the Compensation Committee of any other entity whose executive officers served as a director or member of the Company's Compensation Committee.

STOCK PERFORMANCE GRAPH

     The Company's common stock has been listed for trading on the Nasdaq National Market under the symbol SKIL since February 1, 2000. The following graph compares the cumulative stockholder return on the Company's common stock for the period from February 1, 2000 through January 31, 2001 with the cumulative total return on (i) Nasdaq Stock Market (U.S.) and (ii) JP Morgan H&Q Technology. This graph assumes the investment of $100 on February 1, 2000 in the Company's common stock (at the initial offering price) and each of the indices listed above, and assumes dividends are reinvested. The measurement points are February 1, 2000 and the last trading day of the fiscal year ended January 31, 2001.

                 COMPARISON OF 1 YEAR CUMULATIVE TOTAL RETURN*
                          AMONG SKILLSOFT CORPORATION,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                     AND THE JP MORGAN H&Q TECHNOLOGY INDEX

[STOCK PERFORMANCE GRAPH]

* $100 INVESTED ON 2/1/00 IN STOCK OR INDEX-
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING JANUARY 31.

                                                              2/1/2000    1/31/2001
                                                              --------    ---------
SkillSoft Corporation.......................................  $100.00      $106.25
Nasdaq Stock Market (U.S.)..................................   100.00        68.09
JP Morgan H&Q Technology....................................   100.00        74.70

BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

     This report is submitted by the Board of Directors. During the fiscal year ended January 31, 2001, the Board of Directors was responsible for reviewing the Company's stock plans and reviewing and approving compensation matters concerning the executive officers and key employees of the Company.

     Overview and Philosophy. The Company uses its compensation program to achieve the following objectives:

     - To provide compensation that attracts, motivates and retains the talented, high caliber officers and employees necessary to achieve the Company's strategic objectives, as determined by the Board of Directors.

     - To align the interest of officers with the success of the Company.

     - To align the interest of officers with stockholders by including long-term equity incentives.

     - To increase the long-term profitability of the Company and, accordingly, increase stockholder value.

     Compensation under the executive compensation program is comprised of cash compensation in the form of base salary and long-term incentive awards, generally in the form of options to purchase common stock. In addition, the compensation program includes various other benefits, including medical and insurance plans, the Company's 401(k) Plan and the 1998 Stock Incentive Plan, which plans are generally available to all employees of the Company.

     The principal factors which the Board of Directors considered with respect to each officer's compensation package for fiscal year ended January 31, 2001 are summarized below. The Board of Directors or the Compensation Committee may, however, in its discretion, apply different or additional factors in making decisions with respect to executive compensation in future years.

     Base Salary. Compensation levels for each of the Company's officers, including the Chief Executive Officer, are generally set within the range of salaries that the Board of Directors believes are paid to officers with comparable qualifications, experience and responsibilities at similar companies. In setting compensation levels, the Board of Directors takes into account such factors as (i) the Company's past performance and future expectations, (ii) individual performance and experience and (iii) past salary levels. The Board of Directors does not assign relative weights or ranking to these factors, but instead makes a determination based upon the consideration of all of these factors as well as the progress made with respect to the Company's long-term goals and strategies.

     Base salary, while reviewed annually, is only adjusted as deemed necessary by the Board of Directors in determining total compensation for each officer. Base salary levels for each of the Company's officers, other than the Chief Executive Officer, were also based in part upon evaluations and recommendations made by the Chief Executive Officer.

     Equity Incentives. The Board of Directors believes that stock participation aligns officers' interests with those of the stockholders. In addition, the Board of Directors believes that equity ownership by officers helps to balance the short term focus of annual incentive compensation with a longer term view and may help to retain key executive officers. Long term incentive compensation, generally granted in the form of stock options, allows the officers to share in any appreciation in the value of the Company's common stock.

     In making stock option or restricted stock grants, the Board of Directors considers general corporate performance, individual contributions to the Company's financial, operational and strategic objectives, the Chief Executive Officer's recommendations, level of seniority and experience, existing levels of stock ownership, previous grants of restricted stock or options, vesting schedules of outstanding restricted stock or options and the current stock price. With respect to the compensation determination for the fiscal year ended January 31, 2001, the Board of Directors believes that the current stock ownership position of the executive officers was sufficient to achieve the benefits intended by equity ownership. Accordingly, in the fiscal year ended January 31, 2001, the Board of Directors did not grant the executive officers any restricted stock or options.

     Other Benefits. The Company also has various broad-based employee benefit plans. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. the Company offers a stock incentive plan and a 401(k) plan, which allows employees to invest in a wide array of funds on a pre-tax basis. The Company also maintains insurance and other benefit plans for its employees, including executive officers of the Company.

     Chief Executive Officer Compensation. In the fiscal year ended January 31, 2001, the Company's President and Chief Executive Officer, Charles E. Moran, received a base salary of $231,731, which represents a 7.3% decrease from his base salary in the fiscal year ended January 31, 2000. The base salary is believed by the Board of Directors to be consistent with the range of salary levels received by executive in a similar capacity in companies of comparable size and stage of development.

     Tax Deductibility of Executive Compensation. Section 162(m) of the Code limits the tax deduction to the Company to $1 million for compensation paid to any of the executive officers unless certain requirements are met. The Board of Directors has considered these requirements and the regulations. It is the Board of Director's present intention that, so long as it is consistent with its overall compensation objectives, substantially all executive compensation be deductible for United States federal income tax purposes. The Board of Directors believes that any compensation deductions attributable to options granted under the 1998 Stock Incentive Plan currently qualify for an exception to the disallowance under Section 162(m). Future option grants to executive officers under each of the 1998 Stock Incentive Plan and the proposed 2001 Stock Incentive Plan will be granted by the Compensation Committee of the Board of Directors.

                                          By the Board of Directors of SkillSoft
                                          Corporation

                                          James Adkisson
                                          C. Samantha Chen
                                          William T. Coleman III
                                          Stewart K.P. Gross
                                          Charles E. Moran

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee of the Company's Board of Directors is currently composed of two members and acts under a written charter first adopted and approved in April 2000. A copy of this charter is attached to this proxy statement as Appendix A. The members of the Audit Committee are independent directors, as defined by its charter and the rules of the Nasdaq Stock Market. The Company intends to appoint a third member to the Audit Committee on or before June 14, 2001, the compliance date established by the Nasdaq Stock Market for audit committee membership requirements.

     The Audit Committee reviewed the Company's audited financial statements for the fiscal year ended January 31, 2001 and discussed these financial statements with the Company's management. The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with Arthur Andersen LLP, the Company's independent auditors.

     The Company's independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee discussed with the independent auditors the matters disclosed in this letter and their independence from the Company. The Audit Committee also considered whether the independent auditors' provision of the other, non-audit related services to the Company which are referred to in "Independent Auditors Fees and Other Matters" is compatible with maintaining such auditors' independence.

     Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2001.

                                          By the Audit Committee of
                                          the Board of Directors of
                                          SkillSoft Corporation

                                          James Adkisson
                                          William T. Coleman III

INDEPENDENT AUDITORS FEES AND OTHER MATTERS

  Audit Fees

     Arthur Andersen LLP, the Company's independent auditors, billed the Company an aggregate of $74,000 in fees for professional services rendered in connection with the audit of the Company's financial statements for the most recent fiscal year and the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q during the fiscal year ended January 31, 2001.

  Financial Information Systems Design and Implementation Fees

     Arthur Andersen LLP did not bill the Company for any professional services rendered to the Company and its affiliates for the fiscal year ended January 31, 2001 in connection with financial information systems design or implementation, the operation of the Company's information systems or the management of its local area networks.

  All Other Fees

     Arthur Andersen LLP billed the Company an aggregate of $45,500 in fees for other services rendered to the Company and its affiliates for the fiscal year ended January 31, 2001.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and holders of more than 10% of the common stock to file with the SEC initial reports of ownership of the Company's common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of copies of such filings by the Company's directors and executive officers and 10% stockholders or written representations from certain of those persons, the Company believes that all filings required to be made by those persons during the fiscal year ended January 31, 2001 were timely made except that Mr. Moran reported the purchase by his wife of 2,000 shares of the Company's common stock which occurred on June 28, 2000 on a Form 4 filed on September 11, 2000.

       PROPOSAL 2 -- APPROVAL OF THE COMPANY'S 2001 STOCK INCENTIVE PLAN

     On April 30, 2001, the Board of Directors of the Company adopted, subject to stockholder approval, the 2001 Stock Incentive Plan (the "2001 Plan"). The 2001 Plan is intended to replace the Company's 1998 Stock Incentive Plan (the "1998 Plan") insofar as it relates to the Company's employees based in the United States. The Board of Directors has adopted the 2001 Plan because it believes that the number of shares currently available for issuance under the 1998 Plan will not be sufficient to satisfy the Company's future stock incentive compensation needs. As of April 2, 2001, options to purchase 1,379,121 shares of common stock were outstanding under the 1998 Plan and an additional 99,946 shares were reserved for future option grants. Upon the approval by the stockholders of the 2001 Plan, no additional option grants will be made under the 1998 Plan to the Company's US employees. However, additional option grants may be made under the 1998 Plan to the Company's employees based in the United Kingdom, as the 1998 Plan has been approved by the Board of the UK Inland Revenue.

     The Board of Directors believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel. ACCORDINGLY, THE BOARD OF DIRECTORS BELIEVES ADOPTION OF THE 2001 PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 2001 PLAN.

DESCRIPTION OF THE 2001 PLAN

     The following summary is qualified in its entirety by reference to the 2001 Plan. A copy of the 2001 Plan may be accessed from the SEC's home page (www.sec.gov) by viewing Appendix B of the Company's Schedule 14A, the electronic copy of this Proxy Statement filed by the Company with the SEC. In addition, a copy of the 2001 Plan may be obtained from the Chief Financial Officer of the Company.

     Shares Issuable under the 2001 Plan

     Up to 1,450,000 shares of common stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the 2001 Plan. In addition, there will be an annual increase of shares available for issuance under the 2001 Plan, which increase will be effected on the first day of each of the Company's fiscal years beginning on February 1, 2002 through and including February 1, 2005. The amount of each annual increase will be equal to the lesser of:

     - 500,000 shares of common stock,

     - 2% of the outstanding shares on such date or

     - an amount determined by the Board of Directors of the Company.

  Types of Awards

     The 2001 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), non-statutory stock options and restricted stock awards (collectively, "Awards").

     Incentive Stock Options and Non-statutory Stock Options. Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price which may be less than, equal to or greater than the fair market value of the common stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than

100% of the fair market value of the common stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). The 2001 Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check or in connection with a "cashless exercise" through a broker, (ii) surrender to the Company of shares of common stock, (iii) delivery to the Company of a promissory note, (iv) any other lawful means, or
(v) any combination of these forms of payment.

     Restricted Stock Awards. Restricted stock Awards entitle recipients to acquire shares of common stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

     Eligibility to Receive Awards

     Employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) of the Company and its present and future corporate subsidiaries and of other business ventures in which the Company has a significant interest are eligible to be granted Awards under the 2001 Plan. Under present law, however, incentive stock options may only be granted to employees of the Company and its present and future corporate subsidiaries. The maximum number of shares with respect to which Awards may be granted to any participant under the 2001 Plan may not exceed 500,000 shares per calendar year.

     Plan Benefits

     As of April 2, 2001, approximately 237 persons were eligible to receive Awards under the 2001 Plan, including the Company's four executive officers and its non-employee directors. The granting of Awards under the 2001 Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

     On April 2, 2001, the last reported sale price of the Company common stock on the Nasdaq National Market was $21.688.

     Administration

     The 2001 Plan is administered by the Board of Directors. The Board of Directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2001 Plan and to interpret the provisions of the 2001 Plan. Pursuant to the terms of the 2001 Plan, the Board of Directors may delegate authority under the 2001 Plan to one or more committees or subcommittees of the Board of Directors.

     Subject to any applicable limitations contained in the 2001 Plan, the Board of Directors, or any committee to whom the Board of Directors delegates authority, as the case may be, selects the recipients of Awards and determines
(i) the number of shares of common stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options and (iv) the number of shares of common stock subject to any restricted stock or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price. Generally, the Company has granted stock options under the 1998 Plan that have a duration of ten years and vest as to 25% of the original number of shares on the first anniversary of the grant date and as to another 1/48 of the original number of shares on each successive monthly anniversary of the grant date.

     The Board of Directors is required to make appropriate adjustments in connection with the 2001 Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 2001 Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as (i) any merger or consolidation of the Company with or into another entity as a result of which all of the common stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of all of the common stock of the Company for cash, securities or other property pursuant to a share exchange transaction. Upon the occurrence of a Reorganization Event, all outstanding options are to be assumed, or substituted for, by the acquiring or succeeding corporation. However, if the acquiring or succeeding corporation does not agree to assume, or substitute for, outstanding options, then the Board of Directors must either accelerate the options to make them fully exercisable prior to consummation of the Reorganization Event or provide for a cash out of the value of any outstanding options. Upon the occurrence of a Reorganization Event, the repurchase and other rights of the Company under each outstanding restricted stock Award will inure to the benefit of the acquiring or succeeding corporation. The Board of Directors will specify the effect of a Reorganization Event on any other Award at the time the Award is granted.

     If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of common stock covered by such Award will again be available for grant under the 2001 Plan, subject, however, in the case of incentive stock options, to any limitations under the Code.

     Amendment or Termination

     No Award may be made under the 2001 Plan after April 30, 2011, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 2001 Plan, except that no Award designated as subject to Section 162(m) of the Code by the Board of Directors after the date of such amendment shall become exercisable, realizable or vested (to the extent such amendment was required to grant such Award) unless and until such amendment shall have been approved by the Company's stockholders.

     If stockholders do not approve the adoption of the 2001 Plan, the 2001 Plan will not go into effect, and the Company will not grant any Awards under the 2001 Plan. In such event, the Board of Directors will consider whether to adopt alternative arrangements based on its assessment of the needs of the Company.

     FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2001 Plan and with respect to the sale of common stock acquired under the 2001 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

     Incentive Stock Options

     In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of common stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

     Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for more than two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

     If the participant sells ISO Stock for more than the exercise price prior to having owned it for more than two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

     If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss in an amount equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

     Non-statutory Stock Options

     As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a non-statutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a non-statutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the common stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

     With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO Stock and the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

     Restricted Stock Awards

     A participant will not recognize taxable income upon the grant of a restricted stock Award unless the participant makes a valid election under
Section 83(b) of the Code (a "Section 83(b) Election"). If the participant makes a valid Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary compensation income, for the year in which the Award is granted, in an amount equal to the difference between the fair market value of the common stock at the time the Award is granted and the purchase price paid for the common stock. If a valid Section 83(b) Election is not made, then the participant will recognize ordinary compensation income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the common stock at the time of such lapse and the original purchase price paid for the common stock. The participant will have a tax basis in the common stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

     Upon the disposition of the common stock acquired pursuant to a restricted stock Award, the participant will recognize a capital gain or loss equal to the difference between the sale price of the common stock and the participant's tax basis in the common stock. This capital gain or loss will be a long-term capital gain or loss if the shares are held for more than one year.

     Tax Consequences to the Company

     The grant of an Award under the 2001 Plan generally will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any common stock acquired under the 2001 Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 2001 Plan, including in connection with a restricted stock Award or as a result of the exercise of a non-statutory stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

   PROPOSAL 3 -- APPROVAL OF THE COMPANY'S 2001 EMPLOYEE STOCK PURCHASE PLAN

     On April 30, 2001, the Board of Directors of the Company adopted, subject to stockholder approval, the 2001 Employee Stock Purchase Plan (the "Purchase Plan"). Up to 264,000 shares of common stock (subject to adjustment in the event of a subdivision of outstanding shares of common stock or the payment of a dividend in common stock) may be issued to participating employees under the Purchase Plan. The Board of Directors believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel. ACCORDINGLY, THE BOARD OF DIRECTORS BELIEVES THAT THE ADOPTION OF THE PURCHASE PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PURCHASE PLAN.

DESCRIPTION OF THE PURCHASE PLAN

     The following summary is qualified in its entirety by reference to the Purchase Plan. A copy of the Purchase Plan may be accessed from the SEC's home page (www.sec.gov) by viewing Appendix C of the Company's Schedule 14A, the electronic copy of this Proxy Statement filed by the Company with the SEC. In addition, a copy of the Purchase Plan may be obtained from the Chief Financial Officer of the Company.

     The Purchase Plan qualifies as an "employee stock purchase plan" under
Section 423 of the Code. All employees of the Company (including directors of the Company who are employees and all employees of any participating subsidiaries) whose customary employment is more than 20 hours per week and for more than five months in any calendar year and who have been employees of the Company for at least six months prior to enrolling in the Purchase Plan are eligible to participate in the Purchase Plan. Employees who would immediately after enrollment would own 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary are not eligible to participate.

     The Company will make a series of six-month offerings ("Offerings") to employees to purchase common stock under the Purchase Plan. Offerings will begin each April 1 and October 1, or the first business day thereafter (the "Commencement Dates"), commencing October 1, 2001. Each Commencement Date will begin a six month period (a "Plan Period") during which payroll deductions will be made and held for the purchase of common stock at the end of the Plan Period. The Board of Directors may, at its discretion, choose a different Plan Period of 12 months or less for each Offering.

     On each Commencement Date, the Company will grant to each eligible employee who has elected to participate in that Offering under the Purchase Plan an option to purchase a number of shares of common stock in such Offering determined as follows. The employee may authorize a payroll deduction in any dollar amount (up to a maximum of 15% of such employee's regular pay) to be deducted by the Company from such pay during the Plan Period. On the last day of the Plan Period, the employee is deemed to have exercised the option, at the option exercise price, to the extent of accumulated payroll deductions. Under the terms of the Purchase Plan, the option price is an amount equal to 85% of the fair market value per share of the common stock on either the first day or the last day of the Plan Period, whichever is lower. No employee may be granted an option to purchase common stock under the Purchase Plan which permits the employee's rights to purchase common stock under the Purchase Plan and any other employee stock purchase plan of the Company and its subsidiaries to accrue at a rate which exceeds $25,000 of the fair market value of the common stock, determined at the Commencement Date of the Plan Period, for each calendar year in which such option is outstanding at any time. No more than an aggregate of 60,000 shares of common stock may be issued in any Offering. In the event that the total number of shares of common stock specified in elections to be purchased in any Offering exceeds the maximum number of shares available for that Offering, the shares then available will be allotted on a pro rata basis.

     If an employee is not a participant on the last day of the Plan Period, such employee is not entitled to exercise the option, and the amount of such employee's accumulated payroll deductions will be refunded. An employee's rights under the Purchase Plan terminate upon voluntary withdrawal from the Purchase Plan at any time, or when such employee ceases employment for any reason.

     In the event of a merger or consolidation in which the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 80% of the voting power of the capital stock of the surviving corporation ("Continuity of Control"), each participant holding an outstanding option under the Purchase Plan will be entitled to receive, at the end of the Plan Period, the equivalent number of securities or property which holders of the common stock were entitled to receive upon consummation of such merger or consolidation. In the event of a merger or consolidation of the Company not involving a Continuity of Control, the Board of Directors may

     - provide that participants will receive such stock or securities as holders of shares of the Company common stock received pursuant to the terms of the transaction;

     - cancel all outstanding options under the Purchase Plan and refund all payroll deductions prior to the effective date of such transaction; or

     - cancel all outstanding options under the Purchase Plan as of the effective date of such transaction; provided that notice of the cancellation is given to all participants and participants have the right to exercise any outstanding option as of a date, at least ten days prior to the effective date of such transaction, determined by the Board of Directors.

     Because participation in the Purchase Plan is voluntary, the Company cannot now determine the number of shares of common stock to be purchased by any particular individual or group.

     On April 2, 2001, the last reported sale price of the Company common stock on the Nasdaq National Market was $21.688.

     The Board of Directors may at any time terminate or amend the Purchase Plan. However, if stockholder approval of an amendment is required by Section 423 of the Code, such amendment will not be effected without such stockholder approval. In addition, the Board of Directors may not make any amendment which would cause the Purchase Plan to fail to comply with Section 423 of the Code. The Purchase Plan requires that all amounts in the accounts of participants be promptly refunded upon termination of the Purchase Plan.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to purchases made under the Purchase Plan and with respect to the sale of common stock acquired under the Purchase Plan.

  Tax Consequences to Participants

     In general, a participant will not recognize taxable income upon enrolling in the Purchase Plan or upon purchasing shares of common stock at the end of an offering. Instead, if a participant sells common stock acquired under the Purchase Plan at a sale price that exceeds the price at which the participant purchased the common stock, then the participant will recognize taxable income in an amount equal to the excess of the sale price of the common stock over the price at which the participant purchased the common stock. A portion of that taxable income will be ordinary income, and a portion may be capital gain.

     If the participant sells the common stock more than one year after acquiring it and more than two years after the Commencement Date and if the sale price of the common stock is higher than the price at which the participant purchased the common stock, then the participant will recognize ordinary compensation income in an amount equal to the lesser of:

          (i) fifteen percent of the fair market value of the common stock on the Commencement Date; and

          (ii) the excess of the sale price of the common stock over the price at which the participant purchased the common stock.

     Any further income will be long-term capital gain. If the sale price of the common stock is less than the price at which the participant purchased the common stock, then the participant will recognize long-term capital loss in an amount equal to the excess of the price at which the participant purchased the common stock over the sale price of the common stock.

     If the participant sells the common stock within one year after acquiring it or within two years after the Commencement Date (a "Disqualifying Disposition"), then the participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the common stock on the date that it was purchased over the price at which the participant purchased the common stock. The participant will also recognize capital gain in an amount equal to the excess of the sale price of the common stock over the fair market value of the common stock on the date that it was purchased, or capital loss in an amount equal to the excess of the fair market value of the common stock on the date that it was purchased over the sale price of the common stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the common stock for more than one year prior to the date of the sale and will be a short-term capital gain or loss if the participant has held the common stock for a shorter period.

  Tax Consequences to the Company

     The offering of common stock under the Purchase Plan will have no tax consequences to the Company. Moreover, in general, neither the purchase nor the sale of common stock acquired under the Purchase Plan will have any tax consequences to the Company except that the Company will be entitled to a business-expense deduction with respect to any ordinary compensation income recognized by a participant upon making a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

 PROPOSAL 4 -- RATIFICATION OF THE SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected the firm of Arthur Andersen LLP as the Company's independent public accountants for the current fiscal year. Arthur Andersen LLP served as the Company's independent public accountants for the fiscal year ended January 31, 2001. Although stockholder approval of the Board of Directors' selection of Arthur Andersen LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved, the Board of Directors may reconsider its selection.

     A representative of Arthur Andersen LLP is expected to be present at the meeting and will have an opportunity to make a statement if he or she desires to do so and will also be available to respond to appropriate questions from stockholders.

 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF
                                THIS SELECTION.

                                 OTHER MATTERS

OTHER BUSINESS

     The Board of Directors knows of no other business which will be presented for consideration at the meeting other than the proposals described above. However, if any other business is properly brought before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares covered by such proxy, to the extent permitted by the SEC's proxy rules, in accordance with their best judgment on such matters.

SOLICITATION OF PROXIES

     The Company will bear the costs of soliciting proxies. In addition to solicitations by mail, the Company's directors, officers and employees may solicit proxies by telephone, telegraph, facsimile and personal interviews, but will receive no additional compensation for doing so. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. The Company will reimburse those brokerage houses and other persons for their reasonable expenses in this connection.

STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

     Proposals of stockholders submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 to be presented at the 2002 Annual Meeting of Stockholders must be received by the Company at its principal executive offices no later than January 4, 2002 in order to be considered for inclusion in the Company's proxy materials for that meeting.

     The Company's By-laws require that the Company be given advance written notice of stockholder nominations for election to the Company's Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in the Company's proxy materials in accordance with Rule 14a-8 under the Securities Exchange
Act). The Company's By-laws also specify requirements relating to the content of such notices. Stockholder notices for nominations of directors or other matters must be received by the Company's Secretary at the principal executive offices of the Company not less than 60 days nor more 90 days prior to the anniversary of the prior year's annual meeting of stockholders; provided, however, that if the date of such annual meeting is more than 20 days before or more than 60 days after the anniversary of the prior year's annual meeting, such notice must be received not earlier than 90 days prior to the date of the meeting and not after the later of (i) the date 60 days prior to the date of such meeting or (ii) the 10th day following the date on which the notice of the meeting was mailed or public disclosure was made, whichever occurs first. For the 2001 Annual Meeting, a stockholder notice was required to have been received not earlier than March 11, 2001 or later than April 10, 2001.

                                          By order of the Board of Directors,

                                          Thomas J. McDonald, Secretary

May 4, 2001

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                                      APPENDIX A

                            AUDIT COMMITTEE CHARTER

I.  MEMBERSHIP

     A. Number. The Audit Committee shall consist of at least three independent, financially literate members of the board of directors meeting the requirements set forth in Sections I.B and I.C. below.

     B. Independence. A director is independent if he or she is not an officer or employee of the Company or its subsidiaries, if he or she has no relationship which, in the opinion of the Company's board of directors, would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director, and if he or she:

          1. Has not been an employee of the Company or any affiliate of the Company in the current year or in any of the past three years;

          2. Has no immediate family member who has been employed by the Company or an affiliate of the Company in any of the past three years (an immediate family member includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in a person's home);

          3. Is not employed as an executive of an entity other than the Company having a compensation committee which includes any of the Company's executives;

          4. Did not within the last fiscal year receive from the Company or any affiliate of the Company compensation -- other than benefits under a tax qualified retirement plan, compensation for director service or nondiscretionary compensation -- greater than $60,000; and

          5. Has not in any of the past three years been a partner in, or controlling shareholder or executive of, a for profit business organization to which the Company made or from which the Company received payment (other than payment arising solely from investments in the Company's securities) that exceeds the greater of: (i) $200,000; or (ii) more than 5% of the Company's or business organization's consolidated gross revenues.

     Under exceptional and limited circumstances, one director who has a relationship making him or her not independent, and who is not a Company employee or an immediate family member of a Company employee, may serve on the Audit Committee if the board of directors determines that the director's membership on the Audit Committee is required by the best interests of the Company and its shareholders, and discloses in the next annual proxy statement after such determination the nature of the relationship and the reasons for the determination.

     C. Financial Literacy. Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, or must become able to do so within a reasonable time after his or her appointment to the Audit Committee. At least one member of the Audit Committee must have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background which result in the member having financial sophistication (such as being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities).

     D. Chairman. Unless a Chairman is elected by the board of directors, the Audit Committee shall elect a Chairman by majority vote.

II.  RESPONSIBILITIES OF THE AUDIT COMMITTEE

     The Audit Committee shall assist the board of directors in fulfilling their responsibilities to shareholders concerning the Company's accounting and reporting practices, and shall facilitate open communication between the Audit Committee, board of directors, outside auditors, and management. The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company's management and the outside auditor, in accordance with its business judgment. The responsibilities set forth herein do not reflect or create any duty or obligation of the Audit Committee to plan, conduct, oversee or determine the appropriate scope of any audit, or to determine that the Company's financial statements are complete, accurate, fairly presented, or in accordance with Generally Accepted Accounting Principles or applicable law. In exercising its business judgment, the Audit Committee shall rely on the information and advice provided by the Company's management and/or its outside auditor.

     A. The Audit Committee shall review and reassess the adequacy of this charter at least annually.

     B. The outside auditor shall be accountable to the Audit Committee and the board of directors, which together shall have the ultimate authority and responsibility to nominate the outside auditor to be proposed for shareholder approval in any proxy statement, and to select, evaluate, and (where appropriate) replace the outside auditor.

     C. The Audit Committee shall ensure that they receive from the outside auditor the written disclosures and letter from the outside auditor required by Independence Standards Board Standard No. 1.

     D. The Audit Committee shall discuss with the outside auditor its independence, and shall actively engage in a dialogue with the outside auditor regarding any disclosed relationships or services that might impact the objectivity and independence of the auditor. The Audit Committee shall take, or recommend that the full board of directors take, appropriate action to oversee the independence of the outside auditor.

     E. The Audit Committee shall review and discuss with the Company's management the Company's audited financial statements.

     F. The Audit Committee shall discuss with the outside auditor the matters about which Statement on Auditing Standards No. 61 requires discussion.

     G. Based upon its discharge of its responsibilities pursuant to Sections II.C through II.F and any other information, discussion or communication that the Audit Committee in its business judgment deems relevant, the Audit Committee shall consider whether they will recommend to the board of directors that the Company's audited financial statements be included in the Company's annual reports on Forms 10-K.

     H. The Audit Committee shall prepare for inclusion where necessary in a proxy or information statement of the Company relating to an annual meeting of security holders at which directors are to be elected (or special meeting or written consents in lieu of such meeting), the report described in Item 306 of Regulation S-K.

     I. The Audit Committee shall annually inform the outside auditor, the Chief Financial Officer, the Controller, and the most senior other person, if any, responsible for the internal audit activities, that they should promptly contact the Audit Committee or its Chairman about any significant issue or disagreement concerning the Company's accounting practices or financial statements that is not resolved to their satisfaction. Where such communications are made to the Chairman, he or she shall confer with the outside auditor concerning any such communications, and shall notify the other members of the Audit Committee of any communications which the outside auditor or the Chairman in the exercise of his or her business judgment believes should be considered by the Audit Committee prior to its next scheduled meeting.

     J. The Audit Committee shall direct the outside auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information, and to discuss promptly with the Chairman of the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor's review of interim financial information which are required to be discussed by Statement on Auditing Standards No. 61. The Chairman of the Audit Committee shall discuss any such matters with the outside auditor, and shall notify the other members of the Audit Committee of any discussions which the outside auditor or the Chairman in the exercise of his or her business judgment believes should be considered by the Audit Committee prior to disclosure or filing of the interim financial information, or the Audit Committee's next scheduled meeting.

     K. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose or file interim financial information prior to completion of review by the outside auditor.

     L.  The Audit Committee shall meet privately at least once per year with:
(i) the outside auditor; (ii) the Chief Financial Officer; (iii) the Controller; and (iv) the most senior person (if any) responsible for the internal audit activities of the Company.

                                                                      APPENDIX B



                              SKILLSOFT CORPORATION

                            2001 STOCK INCENTIVE PLAN

1.   PURPOSE

     The purpose of this 2001 Stock Incentive Plan (the "Plan") of SkillSoft Corporation, a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any of the Company's present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code") and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a significant interest, as determined by the Board of Directors of the Company (the "Board").

2.   ELIGIBILITY

     All of the Company's employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) are eligible to be granted options or restricted stock awards (each, an "Award") under the Plan. Each person who has been granted an Award under the Plan shall be deemed a "Participant".

3.   ADMINISTRATION AND DELEGATION

     (a) ADMINISTRATION BY BOARD OF DIRECTORS. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

     (b) APPOINTMENT OF COMMITTEES. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). The Board shall appoint one such Committee of not less than two members, each member of which shall be an "outside director" within the meaning of Section 162(m) of the Code ("Section 162(m)") and a "non-employee director" as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board to the extent that the Board's powers or authority under the Plan have been delegated to such Committee.

4.   STOCK AVAILABLE FOR AWARDS

     (a) NUMBER OF SHARES. Subject to adjustment under Section 7, Awards may be made under the Plan for up to the number of shares of common stock, $.001 par value per share, of the Company (the "Common Stock") that is equal to the sum of:

          (1)  1,450,000 shares of Common Stock; plus

          (2) an annual increase to be effected on the first day of each of the Company's fiscal years beginning on February 1, 2002 through and including February 1, 2005 equal to the lesser of (i) 500,000 shares of Common Stock, (ii) 2% of the outstanding shares on such date or (iii) an amount determined by the Board.

     If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     (b) PER-PARTICIPANT LIMIT. Subject to adjustment under Section 7, the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 500,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m).

5.   STOCK OPTIONS

     (a) GENERAL. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option".

     (b) INCENTIVE STOCK OPTIONS. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of SkillSoft Corporation and its present and future corporate subsidiaries and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a

Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

     (c) EXERCISE PRICE. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement.

     (d) DURATION OF OPTIONS. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement.

     (e) EXERCISE OF OPTION. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

     (f) PAYMENT UPON EXERCISE. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

          (1)  in cash or by check, payable to the order of the Company;

          (2) except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

          (3) when the Common Stock is registered under the Exchange Act, by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith ("Fair Market Value"), provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock, if acquired directly from the Company was owned by the Participant at least six months prior to such delivery;

          (4)  to the extent permitted by the Board, in its sole discretion by
(i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

          (5)  by any combination of the above permitted forms of payment.

     (g) SUBSTITUTE OPTIONS. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2.

6.   RESTRICTED STOCK.

     (a) GRANTS. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "Restricted Stock Award").

     (b) TERMS AND CONDITIONS. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.

     (c) STOCK CERTIFICATES. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7.   ADJUSTMENTS FOR CHANGES IN COMMON STOCK AND CERTAIN OTHER EVENTS

     (a) CHANGES IN CAPITALIZATION. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan,
(ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, and (iv) the repurchase price per share subject to each outstanding Restricted Stock Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 7(a) applies and Section 7(c) also applies to any event, Section 7(c) shall be applicable to such event, and this Section 7(a) shall not be applicable.

     (b) LIQUIDATION OR DISSOLUTION. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least ten business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award at the time of the grant.

     (c)  REORGANIZATION EVENTS

          (1) DEFINITION. A "Reorganization Event" shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction.

          (2) CONSEQUENCES OF A REORGANIZATION EVENT ON OPTIONS. Upon the occurrence of a Reorganization Event, or the execution by the Company of any agreement with respect to a Reorganization Event, the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

         Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the Participants before the consummation of such Reorganization Event; provided, however, that in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Reorganization Event (the "Acquisition Price"), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Reorganization Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options. To the extent all or any portion of an Option becomes exercisable solely as a result of the first sentence of this paragraph, upon exercise of such Option the Participant shall receive shares subject to a right of repurchase by the Company or its successor at the Option exercise price. Such repurchase right (1) shall lapse at the same rate as the Option would have become exercisable under its terms and (2) shall not apply to any shares subject to the Option that were exercisable under its terms without regard to the first sentence of this paragraph.

          (3) CONSEQUENCES OF A REORGANIZATION EVENT ON RESTRICTED STOCK AWARDS. Upon the occurrence of a Reorganization Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

8.   GENERAL PROVISIONS APPLICABLE TO AWARDS

     (a) TRANSFERABILITY OF AWARDS. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

     (b) DOCUMENTATION. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

     (c) BOARD DISCRETION. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

     (d) TERMINATION OF STATUS. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

     (e) WITHHOLDING. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company's minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

     (f) AMENDMENT OF AWARD. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

     (g) CONDITIONS ON DELIVERY OF STOCK. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

     (h) ACCELERATION. The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

9.   MISCELLANEOUS

     (a) NO RIGHT TO EMPLOYMENT OR OTHER STATUS. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

     (b) NO RIGHTS AS STOCKHOLDER. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

     (c) EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant that is intended to comply with Section 162(m) shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's stockholders to the extent stockholder approval is required by Section 162(m) in the manner required under
Section 162(m) (including the vote required under Section 162(m)). No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

     (d) AMENDMENT OF PLAN. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that to the extent required by
Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company's stockholders as required by
Section 162(m) (including the vote required under Section 162(m)).

     (e) GOVERNING LAW. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.


                        Adopted by the Board of Directors on April 30, 2001

                        Approved by the Company's stockholders on [_____], 2001

                                                                      APPENDIX C


                              SKILLSOFT CORPORATION

                        2001 EMPLOYEE STOCK PURCHASE PLAN

The purpose of this Plan is to provide eligible employees of SkillSoft Corporation (the "Company") and certain of its subsidiaries with opportunities to purchase shares of the Company's common stock, $.001 par value (the "Common Stock"), commencing on October 1, 2001. Two Hundred Sixty-Four Thousand (264,000) shares of Common Stock in the aggregate have been approved for this purpose. This Plan is intended to qualify as an "employee stock purchase plan" as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder, and shall be interpreted consistent therewith.

     1. ADMINISTRATION. The Plan will be administered by the Company's Board of Directors (the "Board") or by a Committee appointed by the Board (the "Committee"). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

     2. ELIGIBILITY. All employees of the Company, including Directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a "Designated Subsidiary"), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:

          (a) they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year; and

          (b) they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below) and have been employed by the Company or a Designated Subsidiary for at least six
     (6) months prior to enrolling in the Plan.

     No employee may be granted an option hereunder if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

     3. OFFERINGS. The Company will make one or more offerings ("Offerings") to employees to purchase stock under this Plan. Offerings will begin each April 1 and October 1, or the first business day thereafter (the "Offering Commencement Dates"). Each Offering Commencement Date will begin a six month period (a "Plan Period") during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period. The Board or the Committee may, at its discretion, choose a different Plan Period of twelve (12) months or less for subsequent Offerings.

     4. PARTICIPATION. An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding a payroll deduction authorization form to the employee's appropriate human resources office at least 10 days prior to the applicable Offering Commencement Date. The form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term "Compensation" means the amount of money reportable on the employee's Federal Income Tax Withholding Statement, excluding overtime, shift premium, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown on the employee's Federal Income Tax Withholding Statement, but including, in the case of salespersons, sales commissions to the extent determined by the Board or the Committee.

     5. DEDUCTIONS. The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any dollar amount up to a maximum of 15% of the Compensation he or she receives during the Plan Period or such shorter period during which deductions from payroll are made. The minimum payroll deduction is such percentage of compensation as may be established from time to time by the Board or the Committee.

     No employee may be granted an Option (as defined in Section 9) which permits his rights to purchase Common Stock under this Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the Offering Commencement Date of the Plan Period) for each calendar year in which the Option is outstanding at any time.

     6. DEDUCTION CHANGES. An employee may increase, decrease or discontinue his payroll deduction once during any Plan Period, by filing a new payroll deduction authorization form. However, an employee may not increase his payroll deduction during a Plan Period. If an employee elects to discontinue his payroll deductions during a Plan Period, but does not elect to withdraw his funds pursuant to Section 8 hereof, funds deducted prior to his election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).

     7. INTEREST. Interest will not be paid on any employee accounts, except to the extent that the Board or the Committee, in its sole discretion, elects to credit employee accounts with interest at such per annum rate as it may from time to time determine.

     8. WITHDRAWAL OF FUNDS. An employee may at any time prior to the close of business on the last business day in a Plan Period and for any reason permanently draw out the balance accumulated in the employee's account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee.

     9. PURCHASE OF SHARES. On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option ("Option") to purchase on the last business day of such Plan Period (the "Exercise Date"), at the Option Price hereinafter provided for, the largest number of whole shares of Common Stock of the Company as does not exceed the number of shares determined by multiplying $2,083 by the number of full months in the Offering Period and dividing the result by the closing price (as defined below) on the Offering Commencement Date of such Plan Period. No more than an aggregate of 60,000 shares of Common Stock may be issued in any Plan Period (the "Plan Period Limit"). The Board or the Committee may, at its discretion, increase or decrease the Plan Period Limit at any time, and from time to time.

     The purchase price for each share purchased will be 85% of the closing price of the Common Stock on (i) the first business day of such Plan Period or
(ii) the Exercise Date, whichever closing price shall be less. Such closing price shall be (a) the closing price on any national securities exchange on which the Common Stock is listed, (b) the closing price of the Common Stock on the Nasdaq National Market or (c) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in THE WALL STREET JOURNAL. If no sales of Common Stock were made on such a day, the price of the Common Stock for purposes of clauses (a) and (b) above shall be the reported price for the next preceding day on which sales were made.

     Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of full shares of Common Stock reserved for the purpose of the Plan that his accumulated payroll deductions on such date will pay for, but not in excess of the maximum number determined in the manner set forth above.

     Any balance remaining in an employee's payroll deduction account at the end of a Plan Period will be automatically refunded to the employee, except that any balance which is less than the purchase price of one share of Common Stock will be carried forward into the employee's payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee's account shall be refunded.

     10. ISSUANCE OF CERTIFICATES. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or

(in the Company's sole discretion) in the name of a brokerage firm, bank or other nominee holder designated by the employee. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares in lieu of issuing stock certificates.

     11. RIGHTS ON RETIREMENT, DEATH OR TERMINATION OF EMPLOYMENT. In the event of a participating employee's termination of employment prior to the last business day of a Plan Period, no payroll deduction shall be taken from any pay due and owing to an employee and the balance in the employee's account shall be paid to the employee or, in the event of the employee's death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee's estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

     12. OPTIONEES NOT STOCKHOLDERS. Neither the granting of an Option to an employee nor the deductions from his pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him.

     13. RIGHTS NOT TRANSFERABLE. Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

     14. APPLICATION OF FUNDS. All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

     15. ADJUSTMENT IN CASE OF CHANGES AFFECTING COMMON STOCK. In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for this Plan, and the share limitation set forth in Section 9, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

     16. MERGER. If the Company shall at any time merge or consolidate with another corporation and the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the capital stock of the surviving corporation ("Continuity of Control"), the holder of each Option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share as to which such Option shall be exercised the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger or consolidation, and the Board or the Committee shall take such steps in connection with such merger or consolidation as the Board or the Committee shall deem necessary to assure that the provisions of
Section 15 shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such Option might thereafter be entitled to receive thereunder.

     In the event of a merger or consolidation of the Company with or into another corporation which does not involve Continuity of Control, or of a sale of all or substantially all of the assets of the Company while unexercised Options remain outstanding under the Plan, (a) subject to the provisions of clauses (b) and (c), after the effective date of such transaction, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of such transaction; or (b) all outstanding Options may be cancelled by the Board or the Committee as of a date prior to the effective date of any such transaction and all payroll deductions shall be paid out to the participating employees; or (c) all outstanding Options may be cancelled by the Board or the Committee as of the effective date of any such transaction, provided that notice of such cancellation shall be given to each holder of an Option, and each holder of an Option shall have the right to exercise such Option in full based on payroll deductions then credited to his account as of a date determined by the Board or the Committee, which date shall not be less than ten (10) days preceding the effective date of such transaction.

     17. AMENDMENT OF THE PLAN. The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the shareholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 423 of the Code.

     18. INSUFFICIENT SHARES. In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering exceeds the maximum number of shares issuable in such Offering or under this Plan, the Board or the Committee will allot the shares then available on a pro rata basis.

     19. TERMINATION OF THE PLAN. This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.

     20. GOVERNMENTAL REGULATIONS. The Company's obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on the Nasdaq National Market (to the extent the Common Stock is then so listed or quoted) and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

     21. GOVERNING LAW. The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.

     22. ISSUANCE OF SHARES. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

     23. NOTIFICATION UPON SALE OF SHARES. Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

     24. EFFECTIVE DATE AND APPROVAL OF SHAREHOLDERS. The Plan shall take effect on April 30, 2001 subject to approval by the shareholders of the Company as required by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.

                                    Adopted by the Board of Directors

                                    on April 30, 2001

                                    Approved by the stockholders on
                                    [_____], 2001

                                      PROXY
                              SKILLSOFT CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 14, 2001

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

    The undersigned, having received a Notice of the Annual Meeting of Stockholders of SkillSoft Corporation (the "Company") to be held on Thursday, June 14, 2001 (the "Annual Meeting") and the Board of Directors' Proxy Statement therefor, and revoking all prior proxies, hereby appoint(s) Charles E. Moran, Thomas J. McDonald and Patrick J. Rondeau and each of them (with full power of substitution), as proxies of the undersigned to attend the Annual Meeting and any adjourned sessions thereof, and there to vote and act upon the following matters in respect of all shares of common stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

    Attendance of the undersigned at the Annual Meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

SEE REVERSE SIDE                                                SEE REVERSE SIDE

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[X] Please mark your votes
    as in this example.

The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any election to office or proposal specified below, this proxy will be voted FOR such election to office or proposal. None of the matters to be voted on is conditioned on, or related to, the approval of any other matter. All matters are proposed by the Company.


1.  To elect two Class II directors:


     FOR ALL
     NOMINEES                        WITHHOLD
(except as marked  [ ]          [ ]  AUTHORITY
 to the contrary)                    to vote for all nominees
                                     listed below

    NOMINEES: C. Samantha Chen, William T. Coleman III.

    [ ]  ___________________________________________________________________
    INSTRUCTION: To withhold authority for any individual nominee, write the nominee's name in the space provided above.

2.  To approve the Company's 2001 Stock Incentive Plan.

                                                   FOR       AGAINST     ABSTAIN
                                                   [ ]         [ ]         [ ]

3.  To approve the Company's 2001 Employee Stock Purchase
    Plan.
                                                   FOR       AGAINST     ABSTAIN
                                                   [ ]         [ ]         [ ]

4. To ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for the current fiscal year

                                                   FOR       AGAINST     ABSTAIN
                                                   [ ]         [ ]         [ ]



NOTE: Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. If a corporation, sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name, by authorized person.

Date: _____________________________ , 2001


Signature: _________________


Signature: ___________________